Exhibit (g)(1)(iv)

Table of contents

1.	INTENTION OF THE PARTIES; DEFINITIONS	2

1.1	Intention of the Parties	2

1.2	Definitions	2

2.	WHAT BANK IS REQUIRED TO DO	5

2.1	Set Up Accounts	5

2.2	Cash Account	6

2.3	Segregation of Assets; Nominee Name	6

2.4	Settlement of Transactions	7

2.5	Contractual Settlement Date Accounting	7

2.6	Actual Settlement Date Accounting	8

2.7	Income Collection (AutoCredit®)	8

2.8	Miscellaneous Administrative Duties	9

2.9	Corporate Actions	9

2.10	Class Action Litigation	10

2.11	Proxies	10

2.12	Statements of Account	10

2.13	Access to Bank’s Records	11

2.14	Maintenance of Financial Assets at Subcustodian Locations	11

2.15	Tax Relief Services	12

2.16	Foreign Exchange Transactions	12

2.17	Notifications	12

3.	INSTRUCTIONS	12

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions	12

3.2	Verification and Security Procedures	13

3.3	Instructions; Contrary to Law/Market Practice	13

3.4	Cut-Off Times	13

3.5	Electronic Access	13

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK	14

4.1	Fees and Expenses	14

4.2	Overdrafts	14

4.3	Bank’s Right Over Securities; Set-off	15

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS	16

5.1	Appointment of Subcustodians; Use of Securities Depositories	16

5.2	Liability for Subcustodians	17

6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER	18

6.1	Representations of Customer and Bank	18

6.2	Customer is Liable to Bank Even if it is Acting for Another Person	19

7.	WHEN BANK IS LIABLE TO CUSTOMER	19

7.1	Standard of Care; Liability	19

7.1	Standard of Care; Liability	19

7.2	Force Majeure	20

7.3	Bank May Consult With Counsel	21

7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result	21

7.5	Assets Held Outside Bank’s Control	21

7.6	Ancillary services	22

8.	TAXATION	22

8.1	Tax Obligations	22

8.2	Tax Relief Services	23

9.	TERMINATION	23

9.1	Termination	23

9.2	Exit Procedure	25

10.	MISCELLANEOUS	25

10.1	Notifications	25

10.2	Successors and Assigns	25

10.3	Interpretation	26

10.4	Entire Agreement	26

10.5	Information Concerning Deposits at Bank’s London Branch	26

10.6	Insurance	26

10.7	Security Holding Disclosure	26

10.8	USA PATRIOT Act Disclosure	27

10.9	Governing Law and Jurisdiction	27

10.10	Severability; Waiver; and Survival	27

10.11	Confidentiality	28

10.12	Counterparts	29

10.13	No Third Party Beneficiaries	29

GLOBAL CUSTODY AGREEMENT

This agreement, dated September 8, 2010, is among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”), with a place of business at 1 Chase Manhattan Plaza, New York, NY 10005; the AQR Funds, on behalf of each series fund listed on Schedule 1 hereto; each Cayman Islands entity listed on Schedule 1 hereto and any other series fund or Cayman Islands entity as agreed upon by AQR Funds and J.P. Morgan (each series, fund, and Cayman Islands entity listed on Schedule 1 hereto separate and not jointly, “Customer” or “Fund”) with a place of business at Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties

(a)

This Agreement sets out the terms on which J.P. Morgan will be providing custodial, settlement and other associated services to Customer. J.P. Morgan will be responsible for the performance of only those duties set forth in this Agreement.

(b)

Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features. Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in providing the services under this Agreement and will not be liable for any losses resulting from Country Risk.

1.2	Definitions

As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” means an entity controlling, is controlled by, or is under common control with, J.P. Morgan or Customer.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate of J.P. Morgan.

“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgement, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means any person who has been designated by written notice from Customer in the form of Schedules 3 or 4 as the case may be (or by written notice in the form of Appendix A from any agent designated by Customer, including, without limitation, an investment manager) to act on behalf of Customer under this Agreement. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time (but without undue delay and not to exceed one business day) to act upon Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes all non public information concerning Customer, the Accounts, and/or the Investment Adviser which J.P. Morgan receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement or information which J.P. Morgan obtains on a non confidential basis from a person who is not known nor reasonably should have been known to be subject to any obligation of confidence to any person with respect to that information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the beneficial owner of the Security, but does not include rights with respect to class action litigation or proxy voting.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Customer Indemnitees” means the Customer and its respective directors, officers, employees and agents.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. “Financial Asset” does not include cash.

“Instructions” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by an Authorized Person in the manner specified next to their name in the relevant Schedule.

“Investment Adviser” means any person or entity appointed as investment adviser or manager of any of the Funds, in accordance with the Registration Statement.

“J.P. Morgan Indemnitees” means J.P. Morgan, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

“J.P. Morgan’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Securities” means capital stock, United States Government securities and securities of foreign governments; exchange-traded funds; obligations of the United States or any state or jurisdiction thereof, foreign governments and instrumentalities of any of them; commercial paper; certificates of deposit and any other property as agreed upon by J.P. Morgan to custody for the Securities Account as of the date of this Agreement, and subsequently, any other property that Customer consulted with J.P. Morgan to custody under this Agreement and accepted by J.P. Morgan.

“Securities Account” means each Securities custody account on J.P. Morgan’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means any clearing system, securities depository, dematerialized book entry system or similar system for the central handling of Securities.

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means J.P. Morgan, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means security procedures to be followed by Customer upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

“Subcustodian” means any of the subcustodians appointed by J.P. Morgan and identified to Customer from time to time to hold Securities and act on J.P. Morgan’s behalf in different jurisdictions (and being at the date of this Agreement the entities listed in Schedule 2) and includes any Affiliated Subcustodian.

All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.

2.	WHAT J.P. MORGAN IS REQUIRED TO DO

2.1	Set Up Accounts

(a)	J.P. Morgan will establish and maintain the following accounts (“Accounts”):

(i)

one or more Securities Accounts in the name of Customer (or in another name requested by Customer that is acceptable to J.P. Morgan) for Financial Assets segregating the assets of Customer from the assets of any other Customer, which may be held by J.P. Morgan or its Subcustodian or a Securities Depository for J.P. Morgan on behalf of Customer, including as an Entitlement Holder; and

(ii)

one or more accounts in the name of Customer (or in another name requested by Customer that is acceptable to J.P. Morgan) (“Cash Account”) for any and all cash in any currency received by or on behalf of J.P. Morgan for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.

(b)	At the request of Customer, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement;

(c)

In the event that Customer requests the opening of any additional Account for the purpose of holding collateral pledged by Customer to a securities exchange, clearing corporation, or other central counterparty (a “Counterparty”) to secure trading activity by Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Agreement;

(d)	J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:

(i)	a certified copy of Customer’s constitutional documents as currently in force;

(ii)

evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by Customer (for example by a certified copy of a resolution of Customer’s board of directors or equivalent governing body, substantially in the form set out in Schedule 5);

(iii)	J.P. Morgan’s standard form fund manager mandate (in the form set out in Appendix A), completed by any persons designated in Schedule 4; and

(iv)	in the case of any Account opened in a name not that of Customer, documentation with respect to that name similar to that set forth in sub-sections (i) - (iii).

2.2	Cash Account

(a)

Any amount credited to the Cash Account is a debt due from J.P. Morgan to Customer as banker. Except as otherwise provided in Instructions acceptable to J.P. Morgan, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at J.P. Morgan or at J.P. Morgan’s London Branch, subject to the United Kingdom’s Client Money Protection Regulation and Rules (as applicable). Any cash so deposited with J.P. Morgan’s London Branch will be payable exclusively by J.P. Morgan’s London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)

Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will notify Customer promptly of any such reversal.

2.3	Segregation of Assets; Nominee Name

(a)	J.P. Morgan will identify in its books that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by J.P. Morgan and Customer).

(b)

To the extent permitted by Applicable Law or market practice, J.P. Morgan will require each Subcustodian to identify in its own books that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Subcustodian.

(c)	J.P. Morgan is authorized, in its discretion,

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to J.P. Morgan or its Subcustodian in bearer form;

(ii)	to hold Securities in or deposit Securities with any Securities Depository;

(iii)	to hold Securities in omnibus accounts on a fungible basis and to accept delivery of Securities of the same class and denomination as those deposited with J.P. Morgan or its Subcustodian; and

(iv)	to register in the name of Customer, J.P. Morgan, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

2.4	Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, J.P. Morgan will act in accordance with Instructions with respect to settlement of transactions. Settlement will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, Customer authorizes J.P. Morgan to deliver Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or wilful misconduct of J.P. Morgan, and the risk of loss arising from any such action will be borne by Customer. In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, J.P. Morgan will contact the counterparty to seek settlement and will notify Customer of such failure. If Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will provide information reasonably requested by Customer that J.P. Morgan has in its possession to allow Customer to enforce rights that Customer has against Customer’s counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.5	Contractual Settlement Date Accounting

(a)

J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of transactions in those markets where J.P. Morgan generally offers contractual settlement date accounting.

(i)

Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at J.P. Morgan pending settlement of the transaction where not already delivered.

(ii)

Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount and credit a separate account at J.P. Morgan. J.P. Morgan then will post the Securities Account as awaiting receipt of the expected Financial Assets. Customer will not be entitled to the delivery of Financial Assets that are awaiting receipt until J.P. Morgan or a Subcustodian actually receives them.

Upon request, J.P. Morgan shall provide Customer with a list of those markets for which it provides contractual settlement date accounting. J.P. Morgan may add markets to or remove markets from this list upon reasonable notice to Customer. J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(b)

J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement upon reasonable prior notice to Customer in cases where (i) J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time and (ii) such reversal is in accordance with customary market practice. Customer will be responsible for any costs or liabilities resulting from such reversal. Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans and/or Financial Assets available to Customer.

2.6	Actual Settlement Date Accounting

With respect to settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, J.P. Morgan will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and cleared by J.P. Morgan.

2.7	Income Collection (AutoCredit®)

(a)	J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets, and will promptly notify Customer of such information.

(b)

Unless Customer is notified otherwise, J.P. Morgan will credit the Cash Account with income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (“AutoCredit”) in those markets where J.P. Morgan customarily provides an AutoCredit service. Upon request, J.P. Morgan shall provide Customer with a list of AutoCredit eligible markets. J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to Customer that is reasonable in the circumstances. J.P. Morgan may reverse AutoCredit credits upon reasonable prior oral or written notification to Customer if (i) J.P. Morgan reasonably believes that the corresponding payment will not be received by J.P. Morgan within a reasonable period or the credit was incorrect and (ii) such reversal is in accordance with customary market practice.

(c)

In markets where J.P. Morgan does not provide an AutoCredit service, income on Financial Assets (net of any taxes withheld by J.P. Morgan or any third party) will be credited only after actual receipt and reconciliation.

(d)

J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify Customer of the late payment, but neither J.P. Morgan nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.8	Miscellaneous Administrative Duties

(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:

(i)

present all Financial Assets for which J.P. Morgan has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)

In the event that, as a result of holding Financial Assets in an omnibus account, Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, J.P. Morgan will credit Customer with the amount of cash it would have received had the Financial Assets not been held in an omnibus account, and Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

(c)

If some, but not all, of an outstanding class of Financial Asset is called for redemption, J.P. Morgan may allot the amount redeemed among the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner J.P. Morgan deems fair and equitable.

2.9	Corporate Actions

(a)

J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. J.P. Morgan also will review information obtained from sources to which it subscribes for information concerning such Corporate Actions. J.P. Morgan will promptly provide that information (or summaries that accurately reflect the material points concerning the applicable Corporate Action) to Customer or its Authorized Person.

(b)

J.P. Morgan will act in accordance with Customer’s Instructions in relation to such Corporate Actions. If Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and Customer or as may be set forth by J.P. Morgan as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action.

2.10	Class Action Litigation

Any notices received by J.P. Morgan’s corporate actions department about U.S. settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that Customer was a shareholder and held the relevant Financial Assets in custody with J.P. Morgan at the relevant time. J.P. Morgan will not make filings in the name of Customer in respect to such notifications except as otherwise agreed in writing between Customer and J.P. Morgan.

2.11	Proxies

(a)

J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify Customer of such information and, subject to Section 2.11(c), act in accordance with Customer’s Instructions in relation to such meetings (“the Proxy Voting Service”).

(b)

The Proxy Voting Service is available only in certain markets, details of which are available from J.P. Morgan on request. Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrolment form as well as additional documentation that may be required for certain markets.

(c)

The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, or otherwise in a manner which affects voting;

(iv)	local market regulations or practices, or restrictions by the issuer; and

(v)

J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, J.P. Morgan will inform Customer by means of the Notification.

2.12	Statements of Account

(a)

J.P. Morgan will provide Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account. Statements of account may be delivered electronically or on-line over the Internet and are deemed delivered when sent electronically or posted on the Internet. Customer will review its statement of account and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) non-receipt of a statement of account within a reasonable time after the statement of accounts is sent or made available to Customer or would have been sent, as the case may be.

(b)

Customer acknowledges that information available to it on-line with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes. J.P. Morgan will not be liable for any loss or damage arising out of any such information accessed on-line that is updated or corrected no later than the close of business on the business day immediately following the date the transaction was posted.

2.13	Access to J.P. Morgan’s Records

(a)	The books and records pertaining to Customer shall be prepared and maintained as required by the 1940 Act and the rules thereunder and other Applicable Laws.

(b)

J.P. Morgan will allow Customer’s Investment Adviser, auditors and independent public accountants such reasonable access to the records of J.P. Morgan relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer’s affairs. Subject to restrictions under the relevant local law, J.P. Morgan also directs any Subcustodian to permit Customer’s Investment Adviser, auditors and independent public accountants, reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination.

(c)

J.P. Morgan will, upon reasonable written notice, allow Customer, its Investment Adviser, or its auditors reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts. J.P. Morgan may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of such access, and the scope of the records made available, provided that such limitation on the scope of information provided is reasonably necessary for J.P. Morgan to protect information of any other client.

2.14	Maintenance of Financial Assets at Subcustodian Locations

Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held. J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 2 to this Agreement, as in effect from time to time. J.P. Morgan may modify Schedule 2 to this Agreement, and to the extent advance notice is practicable or the modification is part of the normal review and update in the ordinary course of business, J.P. Morgan will provide reasonable prior notice to Customer.

2.15	Tax Relief Services

J.P. Morgan will provide tax relief services as provided in Section 8.2.

2.16	Foreign Exchange Transactions

To facilitate the administration of Customer’s trading and investment activity, J.P. Morgan may, upon the request of Customer only, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts, but J.P. Morgan may establish rules or limitations concerning any foreign exchange facility made available. In all cases where J.P. Morgan, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, will apply to such transactions, provided, Customer is given a chance to review such master foreign exchange contract prior to its effectiveness with respect to the Accounts.

2.17	Notifications

If Customer has agreed to access information concerning the Accounts through J.P. Morgan’s website, J.P. Morgan may make any notifications required under this Agreement by posting it on the website.

3.	INSTRUCTIONS

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)

Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry. Customer will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction, unless the Liabilities result from an act of negligence, fraud or wilful misconduct on the part of J.P. Morgan with respect to the manner in which such Instructions are followed.

(b)	Customer will where reasonably practicable use automated and electronic methods of sending Instructions.

(c)	J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

3.2	Verification and Security Procedures

(a)

J.P. Morgan and Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Either party may record any of their telephone communications.

(c)

To the extent any material change in the Security Procedures requires Customer to change the steps it needs to undertake to issue Instructions or would have the effect of weakening the Security Procedures, J.P. Morgan shall not alter the Security Procedures without prior consultation with the Customer.

3.3	Instructions; Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to Applicable Law or generally accepted market practice, but J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or generally accepted market practice. In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify Customer without undue delay.

3.4	Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to Customer prior to the execution of this Agreement. If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will make a good faith attempt to act upon the Instruction on the day requested if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after that day.

J.P. Morgan will provide Customer with reasonable prior notice of any changes to the cut-off times previously communicated to the Customer if such advance notice is practicable or the change is made as part of the normal review and update in the ordinary course of business. In any event, J.P. Morgan will provide notice of such change without undue delay.

3.5	Electronic Access

Access by Customer to certain applications or products of J.P. Morgan via J.P. Morgan’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 6.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

4.1	Fees and Expenses

Customer will pay J.P. Morgan for its services under this Agreement such fees as may be agreed upon in writing from time to time, together with J.P. Morgan’s reasonable out-of-pocket or incidental expenses (as noted below), including, but not limited to, legal fees (as agreed upon by Customer) and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers, or their agents. J.P. Morgan shall deliver to the Customer invoices for services rendered each month, along with an itemized statement of all out of pocket expenses incurred on behalf of J.P. Morgan. Invoices will be payable within thirty (30) days of receiving the invoice. If Customer disputes an invoice it shall nevertheless pay on or before the date that payment is due such portion of the invoice that is not subject to a bona fide dispute. Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts (except to the extent the amount is subject to a bona fide dispute) from the due date until actual payment at an annual rate equal to the sum of the overnight Fed Funds rate as in effect from time to time plus 3 percentage point.

The out-of-pocket and incidental expenses reimbursable under this Agreement include re-registration charges, scrip fees, ad valorem taxes, transportation costs for shipment of physical securities, market entry fees, and other similar expenses. Except as otherwise provided herein, J.P. Morgan shall pay all costs and expenses arising or incurred in connection with its performance under this Agreement.

4.2	Overdrafts

If a debit to any currency in the Cash Account results in a debit balance, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) to reverse any pending transaction posted to the Securities Account if it is not practicable to refuse to settle the transaction causing the debit balance. If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan from time to time for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgement) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. J.P. Morgan shall as promptly as practicable under the circumstances notify Customer when Customer has an overdraft or indebtedness bearing interest as provided in this Section 4.2 or whenever J.P. Morgan intends to charge such overdraft or indebtedness to the balance of Customer’s Account. No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account. To the extent practicable, J.P. Morgan will provide notice to Customer prior to reversing any transaction posting pursuant to clause (iii) above.

4.3	J.P. Morgan’s Right Over Securities; Set-off

(a)

Without prejudice to J.P. Morgan’s rights under Applicable Law, Customer grants to J.P. Morgan a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all Credit Indebtedness outstanding from time to time (whether actual or contingent) of Customer to J.P. Morgan or any of its Affiliates. “Credit Indebtedness” means any overdrafts, advances or other credits of cash made by J.P. Morgan or any of its Affiliates (including, due to a reversal of a credit or the purchase of any currency) for the benefit of, or on behalf of, Customer (including, in connection with any fund administration or securities lending services) and any interest payable thereon. For the avoidance of doubt, Credit Indebtedness includes such overdrafts, advances or other credits of cash incurred through, or arising under, any omnibus demand deposit or clearing account, and which can legally be attributed specifically to Customer, whether or not the account is in the name of the AQR Funds, Customer, J.P. Morgan or another entity. Subject to the terms and conditions of this Section 4.3, J.P. Morgan shall be entitled to withhold delivery of the Financial Assets, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Credit Indebtedness. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies. For the avoidance of doubt, J.P. Morgan shall have no security interest in or a lien on any other Customer or Fund in connection with Customer’s Credit Indebtedness.

(b)

Without prejudice to J.P. Morgan’s rights under Applicable Law, subject to the terms and conditions of this Section 4.3, J.P. Morgan may set off against any Credit Indebtedness any amount in any currency credited to any of Customer’s Cash Accounts or, solely with regard to any cash sweep investment product, to any of Customer’s deposit accounts with any J.P. Morgan branch or office or with any Affiliate of J.P. Morgan. J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies. For the avoidance of doubt, J.P. Morgan shall have no right of set off under this Agreement against any currency held for any other Customer or Fund in connection with Customer’s Credit Indebtedness.

(c)

Unless J.P. Morgan determines in good faith that its interests may be prejudiced (as defined below), (i) J.P. Morgan shall not sell or otherwise realize any of the Financial Assets pursuant to paragraph 4.3(a) or set off pursuant to paragraph 4.3(b), as the case may be, unless (1) within five (5) business days of J.P. Morgan notifying Customer of any Credit Indebtedness, Customer fails to repay J.P. Morgan (or its Affiliate, as the case may be) the full amount of the

Credit Indebtedness and (2) J.P. Morgan has provided Customer with oral or written notice of J.P. Morgan’s intention to sell or otherwise realize Financial Assets pursuant to paragraph 4.3(a) or set off pursuant to paragraph 4.3(b), as the case may be, and consulted with Customer in good faith as to which Financial Assets will be sold or realized or which cash or deposit account will be set off, as the case may be, at least one business day prior to doing so, and (ii) notwithstanding the foregoing clause (i), to the extent any amount of the Credit Indebtedness is subject to a bona fide dispute between J.P. Morgan and Customer, J.P. Morgan shall not sell or otherwise realize any of the Financial Assets or set off with respect to the disputed amount until the earlier of (A) the resolution of the dispute or (B) the expiration of 14 days from the date J.P. Morgan notifies Customer of the Credit Indebtedness, provided that J.P. Morgan has made a good faith attempt to resolve the dispute with Customer within such 14 day period. For purposes of this paragraph, J.P. Morgan’s interests shall be deemed to be prejudiced if it determines in good faith that any of the following occurred specifically with respect to the Customer that incurred the Credit Indebtedness: (i) bankruptcy filing of such Customer, (ii) a filing, notice or commencement of liquidation, merger or consolidation of such Customer (iii) a judgment of the aggregate liability (not fully covered by insurance or otherwise paid or discharged) of 5% or more of such Customer’s net assets, (iv) material breach of any representation or warranty under this Agreement by such Customer, (v) Customer’s event of default under any credit agreement or facility between Customer and J.P. Morgan or any Affiliate of J.P. Morgan, (vi) Customer’s event of default under any of Customer’s ISDA agreements, (vii) the Investment Adviser of Customer as of the date of this Agreement no longer being the investment adviser of Customer, (viii) material non-compliance of Customer’s investment policies in effect from time to time, (ix) material violation of the Investment Company Act of 1940, (x) expiration or suspension of Customer’s Registration Statement or (xi) any another material adverse change affecting Customer’s financial condition or operations. Customer shall notify J.P. Morgan promptly if, to the best of its knowledge, any of the foregoing events occur. For the avoidance of doubt, J.P. Morgan’s consulting with Customer herein does not mean Customer’s agreement is required, provided, however, that J.P. Morgan must engage in such consultation with Customer in good faith.

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1	Appointment of Subcustodians; Use of Securities Depositories

(a)

J.P. Morgan is authorized under this Agreement to act through and hold Customer’s Financial Assets with Subcustodians that satisfy the requirements of the Investment Company Act of 1940 and Rule 17f-5 thereunder. J.P. Morgan will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians and will provide Customer a list of its current Subcustodians prior to the execution of this Agreement. In addition, J.P. Morgan and each Subcustodian may deposit Securities with, and hold Securities in any Securities Depository on such terms as such Securities Depository customarily operates and Customer will provide J.P. Morgan with such reasonable documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository. With respect to each Securities Depository, J.P. Morgan (i) shall exercise reasonable care in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or Financial Assets deposited or held in such Securities Depository and (ii) will provide to Customer an analysis of the custody risks associated with maintaining Customer’s assets with each Securities Depository used by J.P. Morgan as of the date of this Agreement or prior to the initial placement of Customer’s assets with such Securities Depository, as applicable.

(b)

Any agreement J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors, except a claim for payment for their safe custody or administration or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, J.P. Morgan will cause the Subcustodian to identify on its records as belonging to J.P. Morgan, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

(c)

J.P. Morgan is not responsible for the selection or, except for providing the reports specified in Sections 2.18 and 2.19, monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, wilful default, or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

5.2	Liability for Subcustodians

(a)	Subject to Section 7.1(b), J.P. Morgan will be liable for direct losses incurred by Customer that result from:

(i)	the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or wilful misconduct of such Subcustodian in the provision of custodial services by it; or

(ii)	the insolvency of any Affiliated Subcustodian.

(b)

Subject to Section 5.1(a) and J.P. Morgan’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect) incurred by Customer that result from the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(c)

J.P. Morgan reserves the right to add, replace or remove Subcustodians. J.P. Morgan will give prompt notice of any such action, which will be advance notice if practicable. J.P. Morgan shall not use such new or replacement Subcustodian until J.P. Morgan has determined that such Subcustodian satisfies the requirements of the Investment Company Act of 1940 and Rule 17f-5 thereunder. J.P. Morgan will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian prior to the effectiveness of this Agreement and upon the addition, replacement or removal of any Subcustodian.

6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1	Representations of Customer and J.P. Morgan

(a)

Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, and to borrow money (either short term or intraday borrowings in order to settle transactions prior to receipt of covering funds) , grant a lien over Financial Assets as contemplated by Section 4.3, and enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is Customer’s legal, valid and binding obligation, enforceable against Customer in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency and (v) except as granted under Section 4.3 or otherwise to J.P. Morgan, the Financial Assets and cash deposited in the Accounts are not subject to any encumbrance or security interest whatsoever.

J.P. Morgan may rely upon the certification of such other facts as may be required to administer J.P. Morgan’s obligations under this Agreement.

(b)

J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable against J.P. Morgan in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

6.2	Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If Customer is acting as an agent or for another person as envisaged in Section 2.1(a) in respect of any transaction, cash, or Financial Asset, J.P. Morgan nevertheless will treat Customer as its principal for all purposes under this Agreement. In this regard, Customer will be liable to J.P. Morgan as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights J.P. Morgan might have against Customer’s principal or the other person envisaged by Section 2.1(a).

6.3	Special Settlement Services

J.P. Morgan may, but shall not be obliged to, make available to Customer from time to time special settlement services for transactions involving Securities, cash, foreign exchange, and other instruments or contracts. Customer shall comply, and shall procure that its Authorized Persons shall comply, with the requirements of any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

7.	WHEN J.P. MORGAN IS LIABLE TO CUSTOMER

7.1	Standard of Care; Liability

(a)

J.P. Morgan will use reasonable care in performing its obligations under this Agreement (the “Standard of Care”). J.P. Morgan will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b)

J.P. Morgan will be liable for Customer’s direct damages to the extent they result from J.P. Morgan’s fraud, negligence or wilful misconduct in performing its duties or failure to meet the Standard of Care as set out in this Agreement and to the extent provided in Section 5.2(a). Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, J.P. Morgan’s performance under this Agreement, or J.P. Morgan’s role as custodian.

(c)	Customer will indemnify J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance in accordance with the terms of this Agreement, provided J.P. Morgan Indemnitees have not acted with negligence or engaged in fraud or wilful misconduct in connection with the Liabilities in question or (ii) any J.P. Morgan Indemnitee’s status as a holder of record of Customer’s Financial Assets. In all events, J.P. Morgan agrees that it has an affirmative duty to mitigate any such Liabilities. Customer will not be obligated to indemnify any J.P. Morgan Indemnitee under this sub-section (c) with respect to any Liability for which J.P. Morgan is liable under Section 5.2 of this Agreement.

Except for any Liability owing to a third party (other than an Affiliate of J.P. Morgan or a Subcustodian for which J.P. Morgan is liable under Section 5.2 of this Agreement) asserting a claim against J.P. Morgan for which J.P. Morgan is entitled to be indemnified under this Agreement, under no circumstances will Customer be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits or business) of any form, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

(d)

Subject to Section 7.1(b) above, J.P. Morgan will indemnify the Customer Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the Customer Indemnitees directly in connection with or arising out of J.P. Morgan’s fraud, negligence or wilful misconduct in connection with the Liabilities in question; provided Customer Indemnitees have not acted with negligence or engaged in fraud or wilful misconduct in connection with the Liabilities in question. In all events, Customer agrees that it has an affirmative duty to mitigate any such Liabilities.

(e)

Customer agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to: (i) question the content of Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 2.7(b) of this Agreement; (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is instructed to deliver Financial Assets or cash.

7.2	Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. J.P. Morgan will provide Customer with a copy of a general summary of such business continuation and disaster recovery procedures upon execution of this Agreement along with any updates thereto. To the extent permitted by

Applicable Law, J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of J.P. Morgan or its employees), malfunction of equipment or software (except where such malfunction is primarily attributable to J.P. Morgan’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any other cause beyond the reasonable control of J.P. Morgan (including without limitation, the non-availability of appropriate foreign exchange).

7.3	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer), and will not be liable to Customer under this Agreement for any reasonable action taken or omitted pursuant to such advice, provided that J.P. Morgan provides written notification to the appropriate Customer as promptly as practicable under the circumstances in advance of acting on the advice or opinion of any professional adviser when such advice or opinion is inconsistent with the terms of this Agreement or other instructions or procedures provided by the Customer. Customer’s professional advisers shall have no obligation to consult with or provide advice to J.P. Morgan. Any consultation by J.P. Morgan with counsel or other professional advisers shall be at its own cost.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer. J.P. Morgan is not under any duty to disclose any such information.

7.5	Assets Held Outside J.P. Morgan’s Control

J.P. Morgan will not be obliged to hold Securities or cash with any person not agreed to by J.P. Morgan. Furthermore, J.P. Morgan will not be obliged to register or record Securities in the name of any person not agreed to by J.P. Morgan. If, however, Customer makes such a request and J.P. Morgan agrees to the request, the consequences of doing so will be at Customer’s own risk. J.P. Morgan shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6	Ancillary Services

J.P. Morgan and its Subcustodians may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities). Although J.P. Morgan will use reasonable care and, to the extent it deems appropriate, conduct due diligence (and procure that its Subcustodians use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

8.	TAXATION

8.1	Tax Obligations

(a)

Customer will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to the Cash Account of Customer, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer’s Accounts. J.P. Morgan hereby agrees that it may not deduct those taxes or levies applicable to one Fund from the Cash Account or Cash Accounts of another Fund.

(b)

Customer will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information. Customer undertakes to notify J.P. Morgan immediately if any information requires updating or correcting. J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by Customer or any third party; (ii) provision to J.P. Morgan or a third party of inaccurate or misleading information by Customer or any third party; (iii) the withholding of material information by Customer or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

(c)

If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax applicable to Customer shall be deducted from all income received in respect of the Financial Assets issued to

Customer (including, but not limited to, United States non-resident alien tax and/or backup withholding tax).

(d)

Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due solely as a result of J.P. Morgan’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

(e)

Notwithstanding anything to the contrary contained in this Agreement, including but not limited to Section 4 hereto, any fees, expenses, taxes, levies or any other obligations or Liabilities applicable to a particular Fund, where authorized by this Agreement to be charged to or deducted from the Accounts or Cash Accounts, may only be charged to or deducted from the Accounts or Cash Accounts (as applicable) of the Fund to which the fees, expenses, taxes, levies or other obligations or Liabilities relates and may not be charged to or deducted from the Accounts or Cash Accounts of any other Fund.

8.2	Tax Relief Services

(a)

Subject to the provisions of this Section, J.P. Morgan will apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that J.P. Morgan believes may be available.

(b)

The provision of a tax relief service by J.P. Morgan is conditional upon J.P. Morgan receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from J.P. Morgan), prior to the receipt of Financial Assets in the Account or the payment of income.

(c)

J.P. Morgan will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and J.P. Morgan may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2 J.P. Morgan will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

9.	TERMINATION

9.1	Termination

(a)

The initial term of this Agreement shall be for a period of three years following the date on which J.P. Morgan commenced providing services under the Agreement. Following the initial term, Customer may terminate this Agreement on sixty (60) days’ written notice to J.P. Morgan. J.P. Morgan may terminate this Agreement on one hundred and eighty (180) days’ written notice to Customer.

(b)	Notwithstanding Section 9.1(a):

(i)

Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within thirty (30) days’ of that party being given written notice of the material breach;

(ii)

Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(iii)

J.P. Morgan may terminate this Agreement at any time on ninety (90) days’ written notice to Customer in the event that J.P. Morgan reasonably determines that Customer has ceased to satisfy J.P. Morgan’s customary credit requirements;

(iv)	Customer may terminate this Agreement at any time on at least sixty (60) days’ written notice to J.P. Morgan in the event that there is a change in control of J.P. Morgan;

(v)

Customer may terminate this Agreement at any time on 120 days’ written notice to J.P. Morgan, subject as applicable to making the payment described in subparagraph (vi) or (vii) below as the case may be;

(vi)

If Customer or the Investment Adviser enters into or undergoes a merger, reorganization, or stock or asset sale of all or substantially all of the assets of the Investment Adviser or Customer with another person (a “Reorganization), and transfers Customer’s Securities to the custodian of that person (or in the case of a Reorganization of the Investment Adviser, funds advised by that person) prior to the third anniversary following the date on which J.P. Morgan commences providing services under this Agreement and the transfer is for reasons other than a termination of this Agreement for cause as described in subparagraph 9.1(b)(i), (ii) or (iv) of this Section, J.P. Morgan shall be entitled to the payment of a termination fee equal to six (6) times the average monthly fees paid during the six month period prior to Customer’s notice of termination, or since the date J.P. Morgan commenced providing services under this Agreement if that period is less than six months; and

(vii)

If Customer terminates the Agreement prior to the expiration of an eighteen month period following the date on which J.P. Morgan commenced providing services under this Agreement and (A) subparagraph 9.1(b)(vi) does not apply, (B) the termination is not for cause as described in subparagraphs 9.1(b)(i), (ii) and (iv) of this Section, and (C) the termination is with respect to the entire AQR Funds complex and not any one Customer or Fund, J.P. Morgan shall be entitled to the payment of a termination fee equal to three (3) times the average monthly fees paid during the six month period prior to Customer’s notice of termination, or since the date J.P. Morgan commenced providing services under this Agreement if that period is less than six months.

9.2	Exit Procedure

J.P. Morgan agrees to provide reasonable cooperation to the Customer in connection with the transition to a successor custodian. Customer will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement. If Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to its successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective date of termination of this Agreement as specified in accordance with Section 9.1 above, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk. Promptly prior to the delivery of the Financial Assets and cash, J.P. Morgan in any event will be entitled to deduct any amounts then due and payable to it prior to delivery and, accordingly, J.P. Morgan will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it; provided that such amounts are not subject to a bona fide dispute between Customer and J.P. Morgan, and the parties did not agree to an alternate payment method. Customer will reimburse J.P. Morgan promptly for all reasonable out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

10.	MISCELLANEOUS

10.1	Notifications

Notices pursuant to Section 9 of this Agreement shall be sent or served by registered mail, overnight delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), etc., courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties’ successors and assigns, but the parties agree that neither party can assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

10.3	Interpretation

Headings are for reference and convenience only and are not intended to affect interpretation. References to Sections are to Sections of this Agreement and references to sub-Sections and paragraphs are to sub-Sections of the Sections and paragraphs of the sub-Sections in which they appear.

10.4	Entire Agreement

This Agreement, including the Schedules and the Exhibits (and any separate agreement which J.P. Morgan and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written. Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

10.5	Information Concerning Deposits at J.P. Morgan’s London Branch

Under U.S. federal law, deposit accounts that Customer maintains in J.P. Morgan’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of J.P. Morgan’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks. However, the Financial Services Compensation Scheme (the “FSCS”) was created under the Financial Services and Markets Act 2000. The terms of the FSCS offer protection in connection with deposits and investments in the event of the persons to whom J.P. Morgan’s London Branch provides services suffering a financial loss as a direct consequence of J.P. Morgan’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, Customer may have a right to claim compensation from the FSCS. Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £50,000. A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

10.6	Insurance

Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of Customer. J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to Customer upon written request.

10.7	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under The U.S Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Account.

10.8	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm Customer’s identity including without limitation Customer’s name, address and organizational documents (“identifying information”). Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. Customer agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying and financial information reasonably required as a condition of opening an account with or using any service provided by J.P. Morgan.

10.9	Governing Law and Jurisdiction

This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgement) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.10	Severability; Waiver; and Survival

(a)

If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)

Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.11	Confidentiality

(a)

Subject to Clause 10.11(b) J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over the J.P. Morgan’s business, or with the consent of Customer.

(b)	Customer authorizes J.P. Morgan to disclose Confidential Information to:

(i)

any Subcustodian, subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that J.P. Morgan believes it is reasonably required in connection with J.P. Morgan’s provision of relevant services under this Agreement provided that J.P. Morgan shall be liable to Customer if a Subcustodian, subcontractor or agent (other than agents described in Section 7.6), discloses Confidential Information in a manner not permitted by this Section 10.11.    ;

(ii)

its professional advisors, auditors or public accountants, provided they have agreed to keep such Confidential Information confidential or have an internal policy to keep confidential client information confidential;

(iii)	its Affiliates and branches, provided they have agreed to keep such Confidential Information confidential or have an internal policy to keep confidential client information confidential, and

(iv)

any revenue authority or any governmental entity in relation to the processing of any tax relief claim. In the event that any party authorized to receive Confidential Information in accordance with this Section 10.11 is requested to disclose such Confidential Information (or any portion thereof) by any revenue authority or any governmental entity, the disclosing party will give the other party (unless prohibited by Applicable Law) notice of such requirement as soon as reasonably practicable so that such party may seek an appropriate protective order.

(c)

Except as (i) otherwise required by Applicable Law, (ii) required for disclosure in the Customer’s Registration Statement, or (iii) as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions, including, without limitation, any commercial terms, of this Agreement in confidence.

The parties agree that the Securities, Financial Assets and any other property comprising the Securities Accounts, Cash Accounts or other Accounts of any one Fund is the property of only that Fund and in no event shall any Fund be responsible or liable for the fees, expenses, taxes, levies, Liabilities or any other obligations of any other Fund.

10.12	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.13	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

CUSTOMER:	JPMORGAN CHASE BANK, N.A.
The AQR Funds, on behalf of each series
listed on Schedule 1 hereto

By:	/s/ Nicole DonVito	By:	/s/ Rosemary Culverhouse

Name: Nicole DonVito		Name: Rosemary Culverhouse

Title: Vice President		Title: Vice President

Date: 09/08/2010		Date: 09/16/2010

AQR Managed Futures Strategy Offshore Fund Ltd.
AQR Risk Parity Offshore Fund Ltd.

By: /s/ Nir Messafi

Name: Nir Messafi

Title: Director

Date: 09/08/2010

SCHEDULE 1

Series of AQR Funds:

AQR International Equity Fund

AQR Global Equity Fund

AQR Momentum Fund

AQR Small Cap Momentum Fund

AQR International Momentum Fund

AQR Managed Futures Strategy Fund

AQR Risk Parity Fund

AQR International Small Cap Fund

AQR Emerging Markets Fund

AQR Equity Plus Fund

AQR Small Cap Core Fund

AQR Small Cap Growth Fund

Cayman Islands Entities:

AQR Managed Futures Strategy Offshore Fund Ltd.

AQR Risk Parity Offshore Fund Ltd.

SCHEDULE 2

List of Subcustodians and Markets Used by J.P. Morgan

AGENT AND CASH NETWORK (WSS CUSTODY)

COUNTRY	SUB–CUSTODIAN	CASH CORRESPONDENT BANK

ARGENTINA	HSBC Bank Argentina S.A. Florida 201, 7th Floor 1005 Buenos Aires ARGENTINA	HSBC Bank Argentina S.A. Buenos Aires

AUSTRALIA	JPMorgan Chase Bank, N.A.** Level 37 AAP Center 259, George Street Sydney NSW 2000 AUSTRALIA	Australia and New Zealand Banking Group Ltd. Melbourne

AUSTRIA	UniCredit Bank Austria AG Julius Tandler Platz – 3 A–1090 Vienna AUSTRIA	J.P. Morgan AG Frankfurt

BAHRAIN	HSBC Bank Middle East Limited 1st Floor, Building No 2505, Road No 2832 Al Seef 428 BAHRAIN	National Bank of Bahrain Manama

BANGLADESH	Standard Chartered Bank 18–20 Motijheel C.A Box 536 Dhaka–1000 BANGLADESH	Standard Chartered Bank Dhaka

BELGIUM	ABN AMRO Bank N.V. Rokin 55 1012KK Amsterdam THE NETHERLANDS	J.P. Morgan AG Frankfurt

BERMUDA	The Bank of Bermuda Limited 6 Front Street Hamilton HMDX BERMUDA	The Bank of Bermuda Limited Hamilton

BOTSWANA	Barclays Bank of Botswana Limited Barclays House, Khama Crescent Gaborone BOTSWANA	Barclays Bank of Botswana Limited Gaborone

BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo Avenida Brigadeiro Faria Lima 3064, 2nd Floor Sao Paulo, SP 01451–000 BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo Sao Paulo

COUNTRY	SUB–CUSTODIAN	CASH CORRESPONDENT BANK

BULGARIA	ING Bank N.V. Sofia Branch 49B Bulgaria Blvd Sofia 1404 BULGARIA	ING Bank N.V. Sofia

CANADA	Canadian Imperial Bank of Commerce Commerce Court West Security Level Toronto, Ontario M5L 1G9 CANADA	Royal Bank of Canada Toronto

	Royal Bank of Canada 155 Wellington Street West, 2nd Floor Toronto Ontario M5V 3L3 CANADA	Royal Bank of Canada Toronto

CHILE	Banco Santander Chile Bandera 140, Piso 4 Santiago CHILE	Banco Santander Chile Santiago

CHINA – SHANGHAI

China B–Shares:

HSBC Bank (China) Company Limited

33/F, HSBC Building, Shanghai ifc

8 Century Avenue, Pudong

Shanghai 200120

THE PEOPLE’S REPUBLIC OF CHINA

China A–Shares: Please refer to your Client Relationship Team

JPMorgan Chase Bank, N.A. New York (for B–Share Market)

CHINA – SHENZHEN

China B–Shares:

HSBC Bank (China) Company Limited

33/F, HSBC Building, Shanghai ifc

8 Century Avenue, Pudong

Shanghai 200120

THE PEOPLE’S REPUBLIC OF CHINA

China A–Shares: Please refer to your Client Relationship Team

JPMorgan Chase Bank, N.A. Hong Kong (for B–Share Market)

COLOMBIA	Santander Investment Trust Colombia S.A. Calle 12, No. 7–32, Piso 3 Bogota COLOMBIA	Santander Investment Trust Colombia S.A. Bogota

COUNTRY	SUB–CUSTODIAN	CASH CORRESPONDENT BANK

CROATIA	Privredna banka Zagreb d.d. Savska c.28 10000 Zagreb CROATIA	Zagrebacka Banka d.d. Zagreb

CYPRUS	Marfin Popular Bank Public Company Ltd. 154 Limassol Avenue P.O. Box 22032 CY–1598 Nicosia CYPRUS	J.P. Morgan AG Frankfurt

CZECH REPUBLIC	UniCredit Bank Czech Republic a.s. Revolucni 7 110 05 Prague 1 CZECH REPUBLIC	Ceskoslovenska obchodni banka, a.s. Prague

DENMARK	Nordea Bank Danmark A/S Helgeshoj Alle 33 Hoje Taastrup DK–2630 Taastrup DENMARK	Nordea Bank Danmark A/S Copenhagen

EGYPT	Citibank, N.A. 4 Ahmed Pasha Street Garden City Cairo EGYPT	Citibank, N.A. Cairo

ESTONIA	Swedbank AS Liivalaia 8 EE0001 Tallinn ESTONIA	SEB Eesti Uhispank Tallinn

FINLAND	Nordea Bank Finland Plc Aleksis Kiven katu 3–5 FIN–00020 NORDEA Helsinki FINLAND	J.P. Morgan AG Frankfurt

FRANCE	BNP Paribas Securities Services S.A. Les Grands Moulins de Pantin 9, rue du Debarcadere 93500 Pantin FRANCE	J.P. Morgan AG Frankfurt

	Societe Generale 50 Boulevard Haussman 75009 Paris FRANCE	J.P. Morgan AG Frankfurt

COUNTRY	SUB–CUSTODIAN	CASH CORRESPONDENT BANK

GERMANY	Deutsche Bank AG Alfred–Herrhausen–Allee 16–24 D–65760 Eschborn GERMANY	J.P. Morgan AG Frankfurt

	J.P. Morgan AG#** Junghofstrasse 14 60311 Frankfurt am Main GERMANY # For local German custody clients only.	J.P. Morgan AG Frankfurt

GHANA	Barclays Bank of Ghana Limited Barclays House, High Street Accra GHANA	Barclays Bank of Ghana Limited Accra

GREECE	HSBC Bank plc Messogion 109–111 11526 Athens GREECE	J.P. Morgan AG Frankfurt

HONG KONG	The Hongkong and Shanghai Banking Corporation Limited 5/F, Tower 1, HSBC Centre 1 Sham Mong Road Kowloon HONG KONG	JPMorgan Chase Bank, N.A. Hong Kong

HUNGARY	Deutsche Bank Zrt. Hold utca 27 H–1054 Budapest HUNGARY	ING Bank N.V. Budapest

*ICELAND*	Islandsbanki hf. Kirkjusandur 2 IS–155 Reykjavik ICELAND	Islandsbanki hf. Reykjavik

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

INDIA	The Hongkong and Shanghai Banking Corporation Limited 2nd Floor, ‘Shiv” Plot No 139–140B Western Express Highway Sahar Road Junction Vile Parle–E Worli Mumbai 400 057 INDIA	The Hongkong and Shanghai Banking Corporation Limited Mumbai

COUNTRY	SUB–CUSTODIAN	CASH CORRESPONDENT BANK

	JPMorgan Chase Bank, N.A.** 6th Floor, Paradigm ‘B’ Wing Mindspace, Malad (West) Mumbai 400 064 INDIA	JPMorgan Chase Bank, N.A. Mumbai

	Standard Chartered Bank 23–25 Mahatma Ghandi Road Mumbai 400 001 INDIA	Standard Chartered Bank Mumbai

INDONESIA	Deutsche Bank AG Deutsche Bank Building 80 Jl. Inman Bonjol Jakarta 10310 INDONESIA	Deutsche Bank AG Jakarta

IRELAND	Bank of Ireland New Century House Mayor Street Lower International Financial Services Centre Dublin 1 IRELAND	J.P. Morgan AG Frankfurt

ISRAEL	Bank Leumi le–Israel B.M. 35, Yehuda Halevi Street 61000 Tel Aviv ISRAEL	Bank Leumi le–Israel B.M. Tel Aviv

ITALY	BNP Paribas Securities Services S.A. Via Asperto, 5 20123 Milan ITALY	J.P. Morgan AG Frankfurt

JAPAN	Mizuho Corporate Bank, Limited 6–7 Nihonbashi–Kabutocho Chuo–Ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo

	The Bank of Tokyo–Mitsubishi UFJ, Limited 3–2 Nihombashi Hongkucho 1–chome Chuo–ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo

JORDAN	HSBC Bank Middle East Limited 1st Floor 5th Circle Western Amman JORDAN	HSBC Bank Middle East Limited Western Amman

COUNTRY	SUB–CUSTODIAN	CASH CORRESPONDENT BANK

KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC 43 Dostyk Avenue Almaty 050010 KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC Almaty

KENYA	Barclays Bank of Kenya Limited c/o Barclaytrust Investment Services & Limited Mezzanine 3, Barclays Plaza, Loita Street Nairobi KENYA	Barclays Bank of Kenya Limited Nairobi

KUWAIT	HSBC Bank Middle East Limited Kuwait City, Qibla Area Hamad Al–Saqr Street, Kharafi Tower G/1/2 Floors Safat 13017 KUWAIT	HSBC Bank Middle East Limited Safat

LATVIA	Swedbank AS Balasta dambis 1a Riga, LV–1048 LATVIA	Swedbank AS Riga

LEBANON	HSBC Bank Middle East Limited HSBC Main Building Riad El Solh, P.O. Box 11–1380 1107–2080 Beirut LEBANON	JPMorgan Chase Bank, N.A. New York

LITHUANIA	AB SEB Bankas 12 Gedimino pr. LT 2600 Vilnius LITHUANIA	AB SEB Bankas Vilnius

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

LUXEMBOURG	BGL BNP Paribas 50 Avenue J.F. Kennedy L–2951 LUXEMBOURG	J.P. Morgan AG Frankfurt

MALAYSIA	HSBC Bank Malaysia Berhad 2 Leboh Ampang 50100 Kuala Lumpur MALAYSIA	HSBC Bank Malaysia Berhad Kuala Lumpur

MALTA	HSBC Bank Malta p.l.c. 233 Republic Street Valletta VLT 05 MALTA	HSBC Bank Malta p.l.c. Valletta

COUNTRY	SUB–CUSTODIAN	CASH CORRESPONDENT BANK

MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited HSBC Centre 18 Cybercity Ebene MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited Port Louis

MEXICO	Banco Nacional de Mexico, S.A. Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe 01210 Mexico, D.F. MEXICO	Banco Santander, S.A. Mexico, D.F.

MOROCCO	Societe Generale Marocaine de Banques 55 Boulevard Abdelmoumen Casablanca 20100 MOROCCO	Attijariwafa Bank S.A. Casablanca

NAMIBIA	Standard Bank Namibia Limited Mutual Platz Cnr. Stroebel and Post Streets P.O.Box 3327 Windhoek NAMIBIA	The Standard Bank of South Africa Limited Johannesburg

NETHERLANDS	BNP Paribas Securities Services S.A. Herengracht 477 1017 BS Amsterdam NETHERLANDS	J.P. Morgan AG Frankfurt

NEW ZEALAND	National Australia Bank Limited National Nominees Limited Level 2 BNZ Tower 125 Queen Street Auckland NEW ZEALAND	Westpac Banking Corporation Wellington

NIGERIA	Stanbic IBTC Bank Plc Plot 1712 Idejo Street Victoria Island Lagos NIGERIA	The Standard Bank of South Africa Limited Johannesburg

NORWAY	Nordea Bank Norge ASA Essendropsgate 7 PO Box 1166 NO–0107 Oslo NORWAY	Nordea Bank Norge ASA Oslo

COUNTRY	SUB–CUSTODIAN	CASH CORRESPONDENT BANK

OMAN	HSBC Bank Middle East Limited Bait Al Falaj Main Office Ruwi PC 112 OMAN	HSBC Bank Middle East Limited Ruwi

PAKISTAN	Standard Chartered Bank (Pakistan) Limited P.O. Box 4896 Ismail Ibrahim Chundrigar Road Karachi 74000 PAKISTAN	Standard Chartered Bank (Pakistan) Limited Karachi

*PALESTINE*	HSBC Bank Middle East Limited Jaffa Street P.O. Box 2067 Ramallah PALESTINE	HSBC Bank Middle East Limited Amman, Jordan (for JOD settlement) JPMorgan Chase Bank, N.A. New York (for USD settlement)

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

PERU	Citibank del Peru S.A. Av. Canaval y Moreryra 480 Piso 4 San Isidro, Lima 27 PERU	Banco de Credito del Peru Lima

PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited 7/F HSBC Centre 3058 Fifth Avenue West Bonifacio Global City 1634 Taguig City PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited Taguig City

POLAND	Bank Handlowy w. Warszawie S.A. ul. Senatorska 16 00–923 Warsaw 55 POLAND	BRE Bank S.A. Warsaw

PORTUGAL	BNP Paribas Securities Services S.A. Avenida D.João II, Lote 1.18.01, Bloco B, 7º andar 1998–028 Lisbon PORTUGAL	J.P. Morgan AG Frankfurt

QATAR	HSBC Bank Middle East Limited 2nd Floor, Ali Bin Ali Tower Building 150 (Airport Road) PO Box 57 Doha QATAR	HSBC Bank Middle East Limited Doha

COUNTRY	SUB–CUSTODIAN	CASH CORRESPONDENT BANK

ROMANIA	ING Bank N.V. 13–15 Kiseleff Avenue 011342 Bucharest 1 ROMANIA	ING Bank N.V. Bucharest

*RUSSIA*	J.P. Morgan Bank International** (Limited Liability Company) Building 2/1, 8th floor Paveletskaya Square 113054 Moscow RUSSIA	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

	ING Bank (Eurasia) ZAO (Closed Joint Stock Company) 36 Krasnoproletarskaya ulitsa 127473 Moscow RUSSIA (For MinFins only)	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

SAUDI ARABIA	SABB Securities Limited 3/F HSBC Building North Olaya Road, Al–Murooj Disrict Riyadh 11413 SAUDI ARABIA	SABB Securities Limited Riyadh

SERBIA	UniCredit Bank Srbija a.d. Airport City Belgrade Omladinskih Brigada 88 11070 Belgrade SERBIA	UniCredit Bank Srbija a.d. Belgrade

SINGAPORE	DBS Bank Ltd. 180 Clemenceau Avenue #03-01 Haw Par Centre 239922 SINGAPORE	Oversea–Chinese Banking Corporation Singapore

SLOVAK REPUBLIC	UniCredit Bank Slovakia a.s. Sancova 1/A SK–813 33 Bratislava SLOVAK REPUBLIC	J.P. Morgan AG Frankfurt

SLOVENIA	UniCredit Banka Slovenija d.d. Smartinska 140 SI–1000 Ljubljana SLOVENIA	J.P. Morgan AG Frankfurt

COUNTRY	SUB–CUSTODIAN	CASH CORRESPONDENT BANK

SOUTH AFRICA	FirstRand Bank Limited 1 Mezzanine Floor, 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001 SOUTH AFRICA	The Standard Bank of South Africa Limited Johannesburg

SOUTH KOREA	Standard Chartered First Bank Korea Limited 100 KongPyung–dong ChongRo–Gu Seoul 110–702 SOUTH KOREA	Standard Chartered First Bank Korea Limited Seoul

SPAIN	Santander Investment, S.A. Ciudad Grupo Santander Avenida de Cantabria, s/n Edificio Ecinar, planta baja Boadilla del Monte 28660 Madrid SPAIN	J.P. Morgan AG Frankfurt

SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited Colombo

SWEDEN	Nordea Bank AB (publ) Hamngatan 10 SE–105 71 Stockholm SWEDEN	Svenska Handelsbanken Stockholm

SWITZERLAND	UBS AG 45 Bahnhofstrasse 8021 Zurich SWITZERLAND	UBS AG Zurich

TAIWAN	JPMorgan Chase Bank, N.A.** 8th Floor, Cathay Xin Yi Trading Building No. 108, Section 5, Hsin Yi Road Taipei 110 TAIWAN	JPMorgan Chase Bank, N.A. Taipei

THAILAND	Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B Sathorn Nakorn Tower 90 North Sathorn Road Bangrak Silom, Bangrak Bangkok 10500 THAILAND	Standard Chartered Bank (Thai) Public Company Limited Bangkok

COUNTRY	SUB–CUSTODIAN	CASH CORRESPONDENT BANK

TRINIDAD AND TOBAGO	Republic Bank Limited 9–17 Park Street Port of Spain TRINIDAD AND TOBAGO	Republic Bank Limited Port of Spain

TUNISIA	Banque Internationale Arabe de Tunisie, S.A. 70–72 Avenue Habib Bourguiba P.O. Box 520 1080 Tunis Cedex TUNISIA	Banque Internationale Arabe de Tunisie, S.A. Tunis

TURKEY	Citibank A.S. O. Faik Atakan Cad. Inkilap Mah., Yilmaz Plaza, No: 3 Umraniye, 34768 Istanbul TURKEY	JPMorgan Chase Bank, N.A. Istanbul

*UKRAINE*	ING Bank Ukraine 30–A Spaska Street 04070 Kiev UKRAINE	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

UGANDA	Barclays Bank of Uganda Limited Barclays House, Plot 4 Hannington Road Kampala UGANDA	Standard Chartered Bank Ltd. Kampala

UNITED ARAB EMIRATES – ADX	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi

UNITED ARAB EMIRATES – DFM	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi

UNITED ARAB EMIRATES – NASDAQ Dubai	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

COUNTRY	SUB–CUSTODIAN	CASH CORRESPONDENT BANK

UNITED KINGDOM	JPMorgan Chase Bank, N.A.** 1 Tallis Street London EC4Y 5AJ UNITED KINGDOM	JPMorgan Chase Bank, N.A. London

	Deutsche Bank AG The Depository and Clearing Centre Lower Ground Floor 27 Leadenhall Street London EC3A 1AA UNITED KINGDOM	Varies by currency

UNITED STATES	JPMorgan Chase Bank, N.A.** 4 New York Plaza New York, NY 10004 U.S.A.	JPMorgan Chase Bank, N.A. New York

URUGUAY	Banco Itaú Uruguay S.A. Zabala 1463 Montevideo URUGUAY	Banco Itaú Uruguay S.A. Montevideo.

VENEZUELA	Citibank, N.A. Centro Comercial El Recreo Torre Norte, Piso 20 Avda. Casanora, Sabana Grande Caracas 1050 D.C. VENEZUELA	Citibank, N.A. Caracas

VIETNAM	HSBC Bank (Vietnam) Ltd. The Metropolitan, 235 Dong Khoi Street District 1 Ho Chi Minh City VIETNAM	HSBC Bank (Vietnam) Ltd. Ho Chi Minh City

*WAEMU – Benin, Burkina Faso, Ivory Coast, Guinea–Bissau, Mali, Niger, Senegal, Togo*	Société Générale de Banques en Côte d’Ivoire 5 et 7, Avenue J. Anoma – 01 B.P. 1355 Abidjan 01 IVORY COAST	Société Générale de Banques en Côte d’Ivoire Abidjan

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

ZAMBIA	Barclays Bank Zambia Plc Elunda Park, Plot 4644 Lusaka ZAMBIA	Barclays Bank Zambia Plc Lusaka

COUNTRY	SUB–CUSTODIAN	CASH CORRESPONDENT BANK

*ZIMBABWE*	Barclays Bank of Zimbabwe Limited Corporate Centre 1st Floor, Eastern Wing Birmingham Road, Cnr. Paisley Road Harare ZIMBABWE	Barclays Bank of Zimbabwe Limited Harare

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

** J.P. Morgan affiliate

SCHEDULE 3

Persons Authorized To Give Instructions - See Attached.

SCHEDULE 4

Authorized Fund Managers/Advisers - See Schedule 3

SCHEDULE 5

Form of Board Resolution

To:         JPMorgan Chase Bank, N.A.

                              20

We hereby certify that the following is a true copy of the minutes of the Board of Directors of ..                                                                                                                                       * (the “Company”) which was duly called and held on                                                              , 20         and at which a duly qualified quorum was present throughout and entitled to vote.

1.

There was produced to the meeting a form of Custody Agreement provided by JPMorgan Chase Bank, N.A. (“J.P. Morgan”) for use in connection with the opening of one or more cash and securities accounts and the conduct of such other transactions between the Company and J.P. Morgan as referred to therein. The form of Custody Agreement produced had been completed by an officer of the Company, and in particular it was noted that details of the Authorized Persons (as defined therein) and details of persons authorized to give instructions on behalf of the Company had been completed in Schedule 3. Details of any Fund Managers and Advisers had been completed in Schedule 4. The indemnities given to J.P. Morgan in the Custody Agreement were also noted. The meeting considered the form of the Custody Agreement.

2.	IT WAS RESOLVED that the form of Custody Agreement (together with the Schedule and Appendices), completed in the manner and form produced at the meeting, be and is hereby approved and that

                                                                                                                                                                                                                           ** be and he/she is hereby authorized, for and on behalf of the Company, to sign and deliver the same together with such changes and amendments thereto as he/she may in his/her sole discretion think fit.

3.

There was produced to the meeting a form of power of attorney (“power of attorney”) to be given by the Company to J.P. Morgan to enable J.P. Morgan to provide tax reclaim services as provided for in the Custody Agreement. The meeting considered the form of the power of attorney and in particular the indemnities contained in it. IT WAS RESOLVED that that power of attorney be and it is hereby approved and that it be executed under seal in accordance with the Company’s constitution.

                                                                                                                            Director

                                                                                                                            Secretary

*Name of Company in full.

APPENDIX A

Specimen Fund Manager Mandate - Not Applicable

SCHEDULE 6

Electronic Access

1.

J.P. Morgan shall permit Customer and its Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”). J.P. Morgan reserves the right to modify this Schedule 6 and, subject to the terms and conditions of the Agreement, the products and services available through the Products, upon notice to Customer. J.P. Morgan shall endeavor to give Customer reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately if J.P. Morgan reasonably determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.

2.

In consideration of the fees paid by Customer to J.P. Morgan and subject to any applicable software license addendum in relation to J.P. Morgan owned or sublicensed software provided for a particular Application, J.P. Morgan grants to Customer and, where applicable, its Authorized Persons on the terms of this Schedule 6 a non-exclusive license to use the Products and the information and data made available to Customer through the Products (the “Data”) for the sole use of Customer. Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.

The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by J.P. Morgan’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”). If and to the extent that there is a conflict between the Product Terms and this Schedule 6, the provisions of this Schedule 6 shall prevail.

4.

Customer acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the Internet, and Customer hereby expressly assumes such risks. Customer shall make its own independent assessment of the adequacy of the Internet and of the security procedures made available by J.P. Morgan. Customer acknowledges and agrees that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of Customer, and J.P. Morgan disclaims all risks related thereto, notwithstanding that J.P. Morgan may recommend certain security and/or communication software packages. All such software must be interoperable with J.P. Morgan’s software. Each of Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

5.

In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall provide other appropriate means for Customer or its Authorized Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan. Provided that J.P. Morgan reasonably provides such other means, J.P. Morgan shall not be liable for any Liabilities arising out of the inability to instruct or communicate using the J.P. Morgan’s web site in the absence of the J.P. Morgan’s gross negligence, fraud or wilful misconduct.

6.

Customer shall use (and procure that its Affiliates, Authorized Persons, and other agents will use) appropriate and up to date products that are commercially available to protect their respective systems and associated files and data from the threat of computer viruses and other similar destructive software elements (“Viruses”) and to minimize the risk of transmission of Viruses between the parties.

7.

Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users from time to time. Customer further represents and warrants to J.P. Morgan that Customer shall not access the service from any jurisdiction which J.P. Morgan informs Customer or where Customer has actual knowledge that the service is not authorized for use due to local regulations or laws. Prior to submitting any document which designates the persons authorized to act on Customer’s behalf, Customer shall obtain from each individual referred to in such document all necessary consents to enable the Bank to process the data set out therein for the purposes of providing the Products.

8.	Customer shall be responsible for the compliance of its Authorized Persons with the terms of this Schedule 6.

9.	For purposes of this Schedule 6, the term “Customer” shall include the Investment Adviser.

EXHIBIT 1

Products

JPMorgan ACCESS

Mutual Fund Rider to the Global Custody Agreement, dated September         , 2010 (the “Agreement”) between JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and the AQR Funds on behalf of each series fund listed on Schedule 1 of the Agreement, each Cayman Islands entity listed on Schedule 1 of the Agreement and any other series fund or Cayman Islands entity as agreed upon by AQR Funds and J.P. Morgan (each series, fund, and Cayman Islands entity listed on Schedule 1 of the Agreement, separate and not jointly, “Customer” or “Fund”)

The following modifications are made to the Agreement:

A.	Add a new Section 2.18 to the Agreement as follows:

2.18	Compliance With Securities And Exchange Commission (“SEC”) Rule 17f-5 (“Rule 17f-5”).

(a)

Customer’s board of directors (or equivalent body) (hereinafter ‘Board’) hereby delegates to J.P. Morgan, and, except as to the country or countries as to which J.P. Morgan may, from time to time, advise Customer that it does not accept such delegation, J.P. Morgan hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended (“1940 Act”)), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b)	In connection with the foregoing, J.P. Morgan shall:

(i)

provide written reports notifying Customer’s Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii)

exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii)

in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

(iv)

determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market.

(v)

have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements with such Eligible Foreign Custodians; it being understood, however, that in the event that J.P. Morgan shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, J.P. Morgan shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

(vi)	otherwise act in accordance with the provisions of Rule 17f-5 of the 1940 Act.

Subject to (b)(i)-(v) above, J.P. Morgan is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by J.P. Morgan, provided such contract includes the provisions specified in Rule 17f-5(c)(2)(i)(A) through (F) of the 1940 Act.

(c)

Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)

J.P. Morgan represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to J.P. Morgan that: (1) the foreign Financial Assets and cash being placed and maintained in J.P. Morgan’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on J.P. Morgan to perform as Customer’s Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require J.P. Morgan to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

(e)

J.P. Morgan shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) J.P. Morgan has gathered the information from sources it considers reliable, but that J.P. Morgan shall have no responsibility for inaccuracies or incomplete information.

B.	Add a new Section 2.19 to the Agreement as follows:

2.19	Compliance with SEC Rule 17f-7 (“rule 17f-7”).

(a)

J.P. Morgan shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s Foreign Assets with each Eligible Securities Depository used by J.P. Morgan as of the date hereof (or, in the case of an Eligible Securities Depository not used by J.P. Morgan as of the date hereof, prior to the initial placement of Customer’s foreign Assets at such Depository) and at which any foreign Assets of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at J.P. Morgan’s Website. In connection with the foregoing, Customer shall notify J.P. Morgan of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held. J.P. Morgan shall monitor the custody risks associated with maintaining Customer’s foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)	J.P. Morgan shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.19(a) above.

(c)

Based on the information available to it in the exercise of diligence, J.P. Morgan shall determine the eligibility under rule 17f-7 of each depository before including it on Schedule 2 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by J.P. Morgan as of the date hereof are set forth in Schedule 2 hereto, and as the same may be amended on notice to Customer from time to time.)

C.

Add the following after the first sentence of Section 5.1(a) of the Agreement: “At the request of Customer, J.P. Morgan may, but need not, add to Schedule 2 an Eligible Foreign Custodian where J.P. Morgan has not acted as Foreign Custody Manager with respect to the selection thereof. J.P. Morgan shall notify Customer in the event that it elects to add any such entity.”

D.	Add the following language as Sections 5.1(d), (e) and (f) of the Agreement:

(d)	The term Subcustodian as used herein shall mean the following:

(i)	a ‘U.S. Bank,’ which shall mean a U.S. bank as defined in rule 17f-5(a)(7);

(ii)	an ‘Eligible Foreign Custodian,’ which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

(iii)

For purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which J.P. Morgan has not acted as Foreign Custody Manager.

(e)

The term ‘securities depository’ as used herein when referring to a securities depository located outside the U.S. shall mean: an “Eligible Securities Depository” which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term “securities depositories” shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.

(f)	The term “securities depository” as used herein when referring to a securities depository located in the U.S. shall mean a “securities depository” as defined in rule 17f-4(a).

Appendix 1-A

Information Regarding Country Risk

1.

To aid Customer in its determinations regarding Country Risk, J.P. Morgan shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

A	Opinions of local counsel concerning:

___	i.	Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

___	ii.	Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

___	iii.	Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

B.	Written information concerning:

___	i.	The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer’s Financial Assets.

___	ii.	Whether difficulties in converting Customer’s cash and cash equivalents to U.S. dollars are reasonably foreseeable.

C.	A market report with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

2.	To aid Customer in monitoring Country Risk, J.P. Morgan shall furnish board the following additional information:

Market flashes, including with respect to changes in the information in market reports

SCHEDULE 2

  ELIGIBLE SECURITIES DEPOSITORIES

COUNTRY	DEPOSITORY	INSTRUMENTS

ARGENTINA	CDV (Caja de Valores S.A.)	Equity, Corporate Debt, Government Debt

	CRYL (Central de Registration y Liquidacion de Pasivos Publicos y Fideicomisos Financieros)	Treasury Bonds/Bills (issued after April 1996)

AUSTRALIA	ASX Austraclear (Austraclear Limited)	Corporate Debt, Money Market, Government Debt

	ASTC (ASX Settlement and Transfer Corporation Pty Limited)	Equity

AUSTRIA	OeKB (Oesterreichische Kontrollbank AG)	Equity, Corporate Debt, Government Debt

BAHRAIN	CDS (Bahrain Stock Exchange Clearing, Settlement and Central Depository System)	Equity, Corporate Debt, Government Debt

BANGLADESH	CDBL (Central Depository Bangladesh Limited)	Equity, Government Debt

BELGIUM	Euroclear Belgium	Equity, Corporate Debt

	NBB (National Bank of Belgium)	Corporate Debt, Government Debt

BERMUDA	BSD (Bermuda Securities Depository)	Equity, Corporate Debt, Government Debt

BOTSWANA	CSDB (Central Securities Depository of Botswana)	Equity

BRAZIL	CBLC (Companhia Brasileira de Liquidacao e de Custodia)	Equity

	CETIP (Central de Custodia e de Liquidacao Financiera de Titulos Privados)	Corporate Debt

	SELIC (Sistema Especial de Liquidacao e Custodia)	Government Debt

BULGARIA	BNB (Bulgaria National Bank)	Government Debt

COUNTRY	DEPOSITORY	INSTRUMENTS

	CDAD (Central Depository A.D.)	Equity, Corporate Debt

CANADA	CDS (The Canadian Depository for Securities Limited)	Equity, Corporate, Government Debt

CHILE	DCV (Deposito Central de Valores S.A.)	Equity, Corporate Debt, Government Debt

CHINA – A–Share	CSDCC (China Securities Depository and Clearing Corporation Limited)	Equity, Corporate Debt, Government Debt

CHINA – B–Share (SHANGHAI)	CSDCC, Shanghai Branch (China Securities Depository and Clearing Corporation Limited, Shanghai Branch)	Equity, Corporate Debt, Government Debt

CHINA – B–Share (SHENZHEN)	CSDCC, Shenzhen Branch (China Securities Depository and Clearing Corporation Limited, Shenzhen Branch)	Equity, Corporate Debt, Government Debt

COLOMBIA	DCV (Deposito Central de Valores)	Government Debt

	DECEVAL (Deposito Centralizado de Valores de Colombia S.A.)	Equity, Corporate Debt, Government Debt

CROATIA	SKDD (Central Depository and Clearing Company Inc. – Stredisnje klirinsko depozitarno drustro, d.d.)	Equity, Corporate Debt, Government Debt

CYPRUS	CSD (Cyprus Stock Exchange Central Securities Depository)	Equity, Corporate Debt, Government Debt

CZECH REPUBLIC	CDCP (Centrální depozitář Cenných Papírůo)	Equity, Corporate Debt, Government Debt

	CNB (Ceska Narodni Banka)	Government Debt

DENMARK	VP (VP Securities A/S)	Equity, Corporate Debt, Government Debt

EGYPT	MCDR (Misr for Clearing, Depository and Central Registry)	Equity, Corporate Debt

	CBE (Central Bank of Egypt)	Government Debt

COUNTRY	DEPOSITORY	INSTRUMENTS

ESTONIA	ECSD (Estonian Central Depository for Securities Limited)	Equity, Corporate Debt, Government Debt

FINLAND	Euroclear Finland (Euroclear Finland Ltd)	Equity, Corporate Debt, Government Debt

FRANCE	Euroclear France (Euroclear France S.A.)	Equity, Corporate Debt, Government Debt

GERMANY	CBF (Clearstream Banking AG (Frankfurt))	Equity, Corporate Debt, Government Debt

GHANA	BOG CSD (Bank of Ghana Central Securities Depository)	Government Debt

	GSD (GSE Securities Depository Company Limited)	Equity. Corporate Debt

GREECE	CSD (Hellenic Exchanges S.A. Holding, Clearing, Settlement and Registry)	Equity, Corporate Debt

	BoG (Bank of Greece)	Government Debt

HONG KONG	HKSCC (Hong Kong Securities Clearing Company Limited)	Equity

	HKMA CMU (Hong Kong Monetary Authority Central Moneymarkets Unit)	Corporate Debt, Government Debt

HUNGARY	KELER Zrt. (Central Clearing House and Depository (Budapest) Ltd.)	Equity, Corporate Debt, Government Debt

ICELAND	ISD (The Islandic Securities Depository)	Equity, Corporate Debt, Government Debt

INDIA	NSDL (National Securities Depository Limited)	Equity, Corporate Debt, Government Debt

	CDSL (Central Depository Services (India) Limited)	Equity, Corporate Debt, Government Debt

	RBI (Reserve Bank of India)	Government Debt

INDONESIA	KSEI (PT Kustodian Sentral Efek Indonesia)	Equity, Corporate Debt

	Bank Indonesia	Government Debt

COUNTRY	DEPOSITORY	INSTRUMENTS

INTERNATIONAL SECURITIES MARKET	Euroclear Bank (Euroclear Bank S.A./N.V.)	Internationally Traded Debt, Equity

	CBL (Clearstream Banking, S.A.)	Internationally Traded Debt, Equity

IRELAND	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)	Equity, Corporate Debt

ISRAEL	TA-SECH (Tel Aviv Stock Exchange Clearing House Ltd.)	Equity, Corporate Debt, Government Debt

ITALY	Monte Titoli S.p.A.	Equity, Corporate Debt, Government Debt

JAPAN	JASDEC (Japan Securities Depository Center, Incorporated)	Equity, Convertible Debt

	BoJ (Bank of Japan)	Registered Government Debt

JORDAN	SDC (Securities Depository Center)	Equity, Corporate Debt

KAZAKHSTAN	CSD (Central Securities Depository JSC)	Equity

KENYA	CBCD (Central Bank Central Depository)	Government Debt

	CDSC (Central Depository and Settlement Corporation Limited)	Equity, Corporate Debt

KUWAIT	KCC (The Kuwait Clearing Company S.A.K.)	Equity, Corporate Debt

LATVIA	LCD (Latvian Central Depository)	Equity, Corporate Debt, Government Debt

LEBANON	Midclear S.A.L. (Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East S.A.L.)	Equity

	BDL (Banque du Liban)	Government Debt

LITHUANIA	CSDL (Central Securities Depository of Lithuania)	Equity, Corporate Debt, Government Debt

LUXEMBOURG	CBL (Clearstream Banking, S.A.)	Equity

COUNTRY	DEPOSITORY	INSTRUMENTS

MALAYSIA	Bursa Depository (Bursa Malaysia Depository Sdn Bhd)	Equity, Corporate Debt

	BNM (Bank Negara Malaysia)	Government Debt

MALTA	CSD (The Central Securities Depository)	Equity, Corporate Debt, Government Debt

MAURITIUS	CDS (Central Depository & Settlement Co. Ltd)	Equity, Corporate Debt

	BOM (Bank of Mauritius)	Government Debt

MEXICO	INDEVAL (S.D. INDEVAL S.A. de C.V.)	Equity, Corporate Debt, Government Debt

MOROCCO	Maroclear	Equity, Corporate Debt, Government Debt

NETHERLANDS	Euroclear Nederland	Equity, Corporate Debt, Government Debt

NEW ZEALAND	NZCSD (New Zealand Central Securities Depository)	Equity, Corporate Debt, Government Debt

NIGERIA	CSCS (Central Securities Clearing System Limited)	Equity, Corporate Debt, Government Debt

NORWAY	VPS (Verdipapirsentralen ASA)	Equity, Corporate Debt, Government Debt

OMAN	MCD (Muscat Clearing and Depository)	Equity, Corporate Debt

PAKISTAN	CDC (Central Depository Company of Pakistan Limited)	Equity, Corporate Debt

	SBP (State Bank of Pakistan)	Government Debt

PALESTINE	CDS (Palestine Stock Exchange Central Depository and Settlement Department)	Equity

PERU	CAVALI (CAVALI ICLV S.A.)	Equity, Corporate Debt, Government Debt

PHILIPPINES	PDTC (Philippine Depository and Trust Corp.)	Equity, Corporate Debt

	RoSS (Register of Scripless Securities)	Government Debt

POLAND	NDS (National Depository for Securities S.A.)	Equity, Long-Term Government Debt

COUNTRY	DEPOSITORY	INSTRUMENTS

	RPW (Registry of Securities)	Short-Term Government Debt

PORTUGAL	INTERBOLSA (Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.)	Equity, Corporate Debt, Government Debt

QATAR	QE (Qatar Exchange)	Equity

ROMANIA	CD S.A. (Central Depository S.A.)	Equity, Corporate Debt

	NBR (National Bank of Romania)	Government Debt

RUSSIA	VTB (Vneshtorgbank)	Government Debt (Ministry of Finance Bonds)

	DCC (Depository Clearing Company)	Equity, Corporate Debt

	NDC (The National Depository Center)	Equity, Corporate Debt, Government Debt (GKOs/OFZs, T-bills)

SAUDI ARABIA	Tadawul (The Saudi Securities Exchange (Tadawul) Company)	Equity, Corporate Debt

	SAMA (Saudi Arabian Monetary Authority)	Government Debt

SERBIA	CSD (Central Securities Depository and Clearing House for Serbia)	Equity, Corporate Debt, Government Debt

SINGAPORE	CDP (The Central Depository (Pte) Limited)	Equity, Corporate Debt

	MAS (Monetary Authority of Singapore)	Government Debt

SLOVAK REPUBLIC	CDCP (Centralny depozitar cennych papierov SR, a.s.)	Equity, Corporate Debt, Government Debt

SLOVENIA	KDD (Centralna klirinsko depotna druzba d.d.)	Equity, Corporate Debt, Government Debt

SOUTH AFRICA	Strate Ltd. (Strate Central Securities Depository)	Equity, Corporate Debt, Government Debt

SOUTH KOREA	KSD (Korea Securities Depository)	Equity, Corporate Debt, Government Debt

COUNTRY	DEPOSITORY	INSTRUMENTS

SPAIN	IBERCLEAR (Sociedad de Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores, S.A.)	Equity, Corporate Debt, Government Debt

SRI LANKA	CDS (Central Depository System (Private) Limited)	Equity, Corporate Debt

	LankaSecure	Government Debt

SWEDEN	Euroclear Sweden (Euroclear Sweden AB)	Equity, Corporate Debt, Government Debt

SWITZERLAND	SIX SIS (SIX SIS AG)	Equity, Corporate Debt, Government Debt

TAIWAN	TDCC (Taiwan Depository and Clearing Corporation)	Equity, Corporate Debt

	CBC (Central Bank of the Republic of China)	Government Debt

THAILAND	TSD (Thailand Securities Depository Company Limited)	Equity, Corporate Debt, Government Debt

TRINIDAD AND TOBAGO	TTCD (The Trinidad and Tobago Central Depository Limited)	Equity, Corporate Debt, Government Debt

TUNISIA	STICODEVAM (Societe Tunisienne Interprofessionnelle pour la Compensation et le Depot des Valeurs Mobilieres)	Equity, Corporate Debt, Government Debt

TURKEY	CRA (Central Registry Agency)	Equity, Corporate Debt

	CBRT (Central Bank of the Republic of Turkey)	Government Debt

UGANDA	BoU (Bank of Uganda)	Government Debt

	SCD (Securities Central Depository Limited)	Equity, Corporate Debt

UKRAINE	AUSD (All Ukrainian Securities Depository)	Corporate Debt, Equity

UNITED ARAB EMIRATES – ADX	ADX (Abu Dhabi Securities Exchange)	Equity, Corporate Debt, Government Debt

UNITED ARAB EMIRATES – DFM	DFM (Dubai Financial Market)	Equity, Corporate Debt, Government Debt

COUNTRY	DEPOSITORY	INSTRUMENTS

UNITED ARAB EMIRATES – NASDAQ Dubai	NASDAQ Dubai (NASDAQ Dubai Limited)	Corporate Debt

UNITED KINGDOM	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)	Equity, Corporate Debt, Government Debt

UNITED STATES	DTC (The Depository Trust Company)	Equity, Corporate Debt

	FRB (Federal Reserve Bank)	Government Debt, Mortgage Backed Securities

URUGUAY	BCU (Banco Central del Uruguay)	Government Debt

VENEZUELA	BCV (Banco Central de Venezuela)	Government Debt

	CVV (Caja Venezolana de Valores, S.A.)	Equity, Corporate Debt, Money Market

VIETNAM	VSD (Vietnam Securities Depository)	Equity, Corporate Debt, Government Debt

WAEMU – Benin, Burkina Faso, Ivory Coast, Guinea–Bissau, Mali, Niger, Senegal, Togo	DC/BR (Le Depositaire Central / Banque de Reglement)	Equity, Corporate Debt, Government Debt

ZAMBIA	CSD (LuSE Central Shares Depository Limited)	Equity, Government Debt

	BoZ (Bank of Zambia)	Government Debt

SECURITIES CLASS ACTION SERVICES ADDENDUM

THIS ADDENDUM, dated September 8, 2010, supplements the Global Custody Agreement dated September 8, 2010 (the “Custody Agreement”) among JPMorgan Chase Bank, National Association (“J.P. Morgan”); the AQR Funds on behalf of each series fund listed on Schedule 1 to the Custody Agreement; each Cayman Islands entity listed on Schedule 1 to the Custody Agreement; and any other series fund or Cayman Islands entity as agreed upon by AQR Funds and J.P. Morgan (each series, fund or Cayman Islands entity listed on Schedule 1 to the Custody Agreement separate and not jointly, “Customer” or “Fund”).

RECITALS

A.

The Customer has requested J.P. Morgan, and J.P. Morgan has agreed, to provide certain administrative services with respect to securities class actions in connection with securities currently held in Customer’s accounts (the “Accounts”) listed in Schedule A, as such schedule may be amended from time to time by agreement between the parties in writing; and

B.

The parties wish to supplement the Custody Agreement to add such securities class action services to the services that J.P. Morgan will provide to the Customer in accordance with the Custody Agreement.

AGREEMENT

1.	The Services.

(a)

J.P. Morgan will provide the following administrative services (the “Services”) with respect to notifications of securities class actions that J.P. Morgan may receive from time to time with regard to the Accounts. Except as otherwise provided in this Addendum and Schedule B, J.P. Morgan will provide the following Services:

(i)

preparing and submitting claims and supporting documentation on the Account’s behalf in respect of securities class action notifications relating to the Securities held in the Accounts during the relevant class period;

(ii)

responding to enquiries from claims administrators arising from the Account’s participation in securities class actions and making changes to the filings of claim forms as needed to address such inquiries. Where additional information is required to make such changes, J.P. Morgan will promptly contact the Customer;

(iii)	communicating with claims administrators from time to time, in J.P. Morgan’s discretion or upon the reasonable request of Customer, with regard to the status of the Account’s claims; and

(iv)	crediting the Account upon receipt of claim proceeds from the claims administrator.

(b)

Schedule B lists those markets, types of securities class actions and limitations, if any, under which J.P. Morgan provides the Services. J.P. Morgan may from time to time, in J.P. Morgan’s discretion, modify such Schedule upon notice to Customer. Where practicable, J.P. Morgan will provide Customer prior notice of modifications to Schedule B.

(c)

Except as otherwise expressly agreed by the parties, the Services shall only be provided in respect of securities class action notifications listed on Schedule B that arise subsequent to the signing of this Addendum.

(d)

(d)        When J.P. Morgan completes and files claim forms or other documentation on the Account’s behalf, J.P. Morgan shall be acting solely in a clerical capacity as the Customer’s agent and shall not be a fiduciary to the Account with respect to the performance of the Services, even though it may act separately as a fiduciary. J.P. Morgan is not making any representation or warranty as to the advisability of the Account participating in the securities class action; J.P. Morgan is not representing any view of J.P. Morgan in relation to the securities class action; and J.P. Morgan is not making any representation or warranty as to the likely outcome of any class action, participation in which is wholly at the Customer’s request and for the Account’s risk.

(e)

(e)        J.P. Morgan will not file claims in respect of the Account’s securities transactions whilst such securities were held at other custodians or in a name that was not under the control of J.P. Morgan during the relevant class period unless otherwise agreed in writing. If the Customer so requests J.P. Morgan to include such transactions, the Customer represents that such information provided to J.P. Morgan is true, correct and complete and agrees to indemnify and hold J.P. Morgan harmless from any and all liabilities that may result from such transactions, unless such liabilities arise from the negligence, fraud or wilful misconduct of J.P. Morgan.

(f)

(f)        J.P. Morgan and its Subcustodians shall not be obliged to file a claim or take any action in any securities action where J.P. Morgan or its Subcustodians reasonably determine such securities class action proceeding does not conform with the Applicable Law or generally accepted market practices prevailing in the relevant market.

(g)

(g)        Neither J.P. Morgan nor its Subcustodians shall be obliged to file a claim or take any action in any securities class action where such securities class action would require J.P. Morgan or a Subcustodian to file a claim in its own name due to applicable law, regulation or market practice in the relevant market. J.P. Morgan will promptly inform the Customer in writing each time such a situation arises.

2.	Filing of Claims; Standing Instructions.

(a)

(a)        When J.P. Morgan has received in accordance with market practice a securities class action notification, J.P. Morgan shall, as contemplated by the Custody Agreement, research records of Accounts without undue delay to identify the Account’s interest, if any, with respect to any such securities class action notification and shall promptly notify the Customer of the same by posting such notice on J.P. Morgan’s website and, at the frequency as agreed between the parties, send separate notice electronically to the Customer.

(b)

(b)        The Customer shall instruct J.P. Morgan prior to applicable cut-off time (which shall be provided to Customer prior to or with J.P. Morgan’s notice under Clause 2(a)) whether the Customer disagrees with any of the information provided by J.P. Morgan under Clause 2(a) or if the Customer does not wish J.P. Morgan to proceed with filing a claim on the Account’s behalf, as applicable in such market.

(c)

(c)        Unless J.P. Morgan has received Instructions not to file a claim on the Account’s behalf at its central securities class actions department by the cut-off time, J.P. Morgan shall, to the extent applicable in such market, be under standing instructions to complete and file the required claim forms for the particular securities class action with the claims administrator.

(d)

(d)        J.P. Morgan shall present with the claim any supporting information that J.P. Morgan has in its possession and that is required as part of the filing as set out in the securities class action notification. J.P. Morgan shall be authorized to disclose such information regarding the Account as may be reasonably required to complete and file claims on the Account’s behalf. J.P. Morgan shall provide Customer with prior written notice if it is required to disclose in such claims filing any Confidential Information other than in accordance with Section 10.11 of the Custody Agreement; provided that J.P. Morgan shall not be required to provide Customer with any prior notice for disclosing securities holding or transaction information, Customer’s name, tax identification number or address, or other customary information that are required to be included in the claims filing.

3.   Responsibilities of the Customer.

(a)	(a) The Customer agrees to provide J.P. Morgan with such information and documentation as J.P. Morgan may reasonably request in connection with the Services.

(b)

(b)        The Customer acknowledges that in relation to any securities class action it is important that only one claim is filed on the Account’s behalf in respect of a custodial holding or securities transaction. If, in the same securities class action, multiple claims are submitted on the Account’s behalf for the same custodial holding, then all such claims might be rejected by the claims administrator. Therefore, where a claim is to be submitted by J.P. Morgan as set out in a notification, as provided by this authorization, no other party should submit a claim on the Account’s behalf for the same custodial holding or securities transaction in the same securities class action and J.P. Morgan shall have no duty to check whether any other claims have been filed by any third party on the Account’s behalf in the same securities class action. Subject to Section 4, J.P. Morgan will have no responsibility in the event that a claim is rejected on the basis that a duplicate claim has been filed by the Customer or another party unless the filing of such duplicate claim is the result of the negligence, fraud or wilful misconduct of J.P. Morgan.

(c)

(c)        Should the Customer engage a third party to make a claim on the Account’s behalf in respect of a custodial holding or securities transaction with J.P. Morgan, the Customer shall be responsible for instructing J.P. Morgan not to file a claim on the Account’s behalf by the deadline referred to in the relevant notification.

(d)	4. Rejected Claims.

(e)           In the event that J.P. Morgan is notified by the claims administrator that it has rejected a claim, J.P. Morgan will use reasonable endeavours to contact the Customer and discuss, in good faith, how to cure the rejected claim, if possible.

(f)	5. Compensation.

(g)           The Customer agrees to pay to J.P. Morgan for the Services such fees and expenses as set out in Schedule C and as the Customer and J.P. Morgan may mutually agree in writing from time to time.

(h)	6. Miscellaneous

(i)

(a)        Unless otherwise provided herein, all terms and conditions of the Custody Agreement (including any indemnification and liability limitation or exculpation provisions therein) are expressly incorporated herein by reference and except as modified hereby, the Custody Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custody Agreement.

(j)

(b)        This Addendum may be terminated by either party upon sixty (60) days’ written notice to the other party. For the avoidance of doubt, termination of this Addendum shall in no way cause the termination of the Custody Agreement and more specifically the provisions of Section 9.1(b)(vi) and (vii) of the Custody Agreement relating to the payment of a termination fee shall not be applicable to a termination of this Addendum. Anything herein to the contrary notwithstanding, if the Custody Agreement is terminated, then this Addendum shall automatically terminate on the date such Custody Agreement terminates.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.

IN WITNESS WHEREOF, the parties have executed this Addendum as at the date first above-written.

AQR Funds, on behalf of each series listed on Schedule 1 of the Custody Agreement	JPMORGAN CHASE BANK, N.A.

By: /s/ Nicole DonVito Name: Nicole DonVito Title: Vice President Date: 09/08/2010	By: /s/ Rosemary Culverhouse Name: Rosemary Culverhouse Title: Vice President Date: 09/16/2010

AQR Managed Futures Strategy Offshore Fund Ltd.

AQR Risk Parity Offshore Fund Ltd.

By: /s/ Nir Messafi

Name: Nir Messafi

Title: Director

Date: 09/08/2010

SCHEDULE A

Accounts

AQR International Equity Fund
AQR Global Equity Fund
AQR Momentum Fund
AQR Small Cap Momentum Fund
AQR International Momentum Fund
AQR Managed Futures Strategy Fund
AQR Risk Parity Fund

Any future account for the following:

AQR International Small Cap Fund

AQR Emerging Markets Fund

AQR Equity Plus Fund

AQR Small Cap Core Fund

AQR Small Cap Growth Fund

SCHEDULE B - Scope of Services

The following table shows the markets and types of Class Actions for which J.P. Morgan will provide the Services for.

MARKET	SETTLED / NOT SETTLED	INSTRUCTION REQUIRED TO PARTICIPATE
U.S.A.	Settled	N

SCHEDULE C

Fees